Exhibit 99.1

CONTACTS:	pr.com (media)
Jody Peake
(503) 635-1914

Gary Grossman

(503) 635-5606

FD Morgen-Walke (investors)
Jim Byers
(415) 439-4504

Metro One Telecommunications, Inc.

Dale Wahl, Chief Financial Officer

Duane Fromhart, Vice President, Finance
(503) 643-9500

FOR IMMEDIATE RELEASE

METRO ONE LAUNCHES “INFONE” — A NATIONWIDE ENHANCED
DIRECTORY AND PERSONAL ASSISTANT SERVICE

Service available from any telephone by dialing “888-411-1111”

PORTLAND, Oregon — May 26, 2003 — Metro One Telecommunications, Inc. (NASDAQ: MTON), the leading provider of Enhanced Directory Assistance® and other enhanced telecom services, today announced that it has launched “InfoneTM” - a new service that provides enhanced directory and personal assistant services directly to consumers.

Callers may use the service from nearly any domestic telephone, wireline or wireless, by simply dialing “888-411-1111.”  Service is available immediately, and billing is handled by using a major credit card.  Multiple phones, regardless of the phone company, may be registered, resulting in billing by means of a single line item each month.  Calls can be connected nationwide and to Canada for the all-inclusive price of 89¢ for any call of up to 15 minutes, plus just 5¢ per minute after that.

“We are excited to provide any caller the ability to receive the enhanced services they want, and just the way they want them,” said Timothy A. Timmins, president and chief executive of Metro One Telecommunications.  “We have quietly built a national telephone company that carries its own calls throughout the United States and to Canada.  This provides us entry into the wireline market for enhanced directory and personal assistant services, while allowing us to also facilitate affordable, long telephone conversations anywhere in the country.  Customers previously separated from Metro One’s service because of choices made for them by their phone company may again enjoy the high-quality, enhanced services to which they had grown accustomed, with added features and a significantly lower price.”

A unique feature of Infone is its ability to recognize a caller’s voice, enabling delivery of a suite of personalized services by a live operator.  Callers are welcomed by the “Infone Tone,” whereupon they reply by saying “Hello Infone.”  The speaking of this phrase — a sort of universal password for the service — allows the speaker to be verified and greeted by name as his or her customized services are delivered.  This procedure also allows for an added measure of security on each call.  Metro One developed this feature for its sole use in the Enhanced Directory Assistance market in conjunction with SpeechWorks International of Boston (Nasdaq: SPWX).  Greeting callers by name in a directory assistance environment is a patented Metro One feature.

Metro One, which has earned high marks for the quality of its service over its 14-year history, has taken care to not frustrate callers with automated systems.  A human operator is readily accessible throughout any call, and most Infone services, including enrollment, are provided by a live operator.

                Infone is available to anyone with a credit card.  Enrollment is conducted with a live operator or over the internet at www.infone.com.  After completing a one-time, no-commitment signup, callers receive their first five calls for free.  The service does not require a contract or monthly minimum — callers pay only for what they use.

Enhancements are the Basis of Service

For years, Metro One has provided a limited version of its Enhanced Directory Assistance for wireless telephone carriers on a wholesale basis.  Now these services and more are directly accessible by consumers.  Among the initial services included in Infone are “My Infone,” a personal assistant service to handle contacts, calendars and personal preferences; “TeleConcierge,” for making reservations and performing other concierge services; hotel reservations; movie listings and reviews; event listings and descriptions, through Metro One’s proprietary events database; directions and roadside assistance and directory assistance — including category and reverse searches.  The company’s patented StarBack® return-to-operator feature heads a list of connectivity features for which Metro One is known.  The company plans to offer a number of new features in the coming months.

Connection Included

Infone rates include connection and transport on every call.  Infone telephone traffic is carried over lines leased from XO Communications and AT&T.  It allows service throughout the fifty United States, as well as calls from the U.S. to Canada and Puerto Rico.

“Most phone company products are about that company’s phone…Infone, on the other hand, is about the caller, so it doesn’t really make a difference which phone is used to make the call.” said Timmins.  “The high technical quality of our services is due in large part to our partners SpeechWorks, XO Communications and AT&T, whose development prowess, hustle and commitment to excellence have proven to be consistent with our approach.”

                The Infone service is built upon Metro One’s years of experience and success in delivering services on a large scale.  Infone services are delivered through Metro One’s nationwide network of 31 local call centers.  The service is available 24 hours a day, seven days a week, and 365 days a year.

National Advertising

                Infone is promoting its new service through a national radio and television advertising campaign to which the company has thus far committed nearly $30 million dollars.  Part of the advertising campaign, developed by award-winning ad agency Wieden + Kennedy, will feature celebrity spokespeople including former Minnesota governor Jesse Ventura, political strategist James Carville, and others.

Conference Call

Metro One will host a conference call and webcast on Tuesday, May 27, 2003 at 12 p.m. Eastern Time (9:00 a.m. PT) to facilitate discussion and answer questions related to the launch of its new “Infone” service.  The dial-in number to access the call is (800) 223-9488.  From international locations, the dial-in number is (785) 832-0326.  A taped replay of the call will also be available beginning approximately one hour after the call’s conclusion and can be heard until 11:59 p.m. ET on Tuesday, June 3.  The number to access the replay is (800) 283-4783.  From international locations, the replay number is (402) 220-0859.  No passcode is required.  To access the webcast, go to Metro One’s website at www.metro1.com.  An archived webcast replay of the call will also be available at that website.

 Metro One Telecommunications, Inc. is the leading developer and provider of Enhanced Directory Assistance and other enhanced telecom services.  The company operates a network of call centers located strategically throughout the U.S.  Metro One handled approximately 544 million requests for information in 2002.  Metro One has been included in both Fortune’s comprehensive annual list of America’s 100 Fastest-Growing Companies and Forbes’ annual list of the 200 Best Small Companies in America for the past three years, and Fortune Small Business’ inaugural list of the 100 Fastest Growing publicly held small businesses in America.  InfoneTM is a trademark of Metro One Telecommunications, Inc.  For more information, visit the Metro One Telecommunications website at www.metro1.com.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements may be identified by the use of forward-looking terminology such as “provide,” “allow,” “enjoy,” “plan,” “develop” and similar words.  These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, consumer acceptance and awareness of the Infone services and the functioning, prospects and development of these services and related features, as well as those factors discussed from time to time in reports filed by the Company with the  Securities and Exchange Commission.  The forward-looking statements should be considered in light of these risks and uncertainties.  The forward-looking statements contained in this press release are made as of the date hereof and the Company does not assume any obligation to update these statements.

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